UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K 12g3/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2009
GREEN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 North Main Street, Greeneville, Tennessee	37743

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 639-5111
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Form 8-K12g3/A is being filed by Green Bankshares, Inc., a Tennessee corporation, to restate and amend in its entirety the description of Green Bankshares, Inc.’s capital stock previously set forth in a Form 8-K12g3 filed by Green Bankshares, Inc. with the Securities and Exchange Commission on February 20, 1986 and subsequently amended on May 25, 2004.
     Except as specifically noted herein, “Green,” “Green Bankshares,” “we,” “our,” “us” and similar words in this Form refer to Green Bankshares, Inc. and “GreenBank” refers to GreenBank, a wholly-owned subsidiary of Green Bankshares, Inc.
Item 8.01.      Other Events.
DESCRIPTION OF GREEN BANKSHARES CAPITAL STOCK
General
     Our authorized capital stock consists of twenty million shares of common stock, par value $2.00 per share, and one million shares of preferred stock, no par value. As of December 31, 2008, 13,112,687 shares of our common stock were outstanding, and 72,278 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A were outstanding. The remaining shares of preferred stock, other than the shares currently issued as Series A preferred stock, may be issued in one or more series with those terms and at those times and for any consideration as our board of directors determines. As of December 31, 2008, 219,729 shares of our common stock were reserved for issuance upon the exercise of outstanding options issued under various employee stock incentive plans, and 635,504 shares were reserved for issuance upon exercise of the warrant issued to the United States Department of the Treasury in connection with its acquisition of the Series A preferred stock.
     The following summary of the terms of our capital stock is not intended to be complete and is subject in all respects to the applicable provisions of the Tennessee Business Corporation Act (the “TBCA”) and is qualified by reference to our amended and restated charter and amended and restated bylaws.
Common Stock
     The outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of our common stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Our common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the common stock.
     Subject to the preferences applicable to any shares of our preferred stock outstanding at the time, including the Series A preferred stock, holders of our common stock are entitled to dividends when and as declared by our board of directors from legally available funds and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.
Preferred Stock
     We are authorized to issue up to one million shares of preferred stock. As of the date hereof, the 72,278 shares of Series A preferred stock are the only shares of preferred stock outstanding. The outstanding shares of Series A preferred stock have no maturity date and are fully paid and non-assessable. The holders of the shares of Series A preferred stock are entitled to certain rights and preferences including with respect to the receipt of dividends and upon liquidation, dissolution, and winding up of Green Bankshares and these holders also have the right to elect directors to our board of directors if we fail to pay dividends on the shares for a total of six quarters. Our board of directors may, without further action by our shareholders, issue one or more series of our preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences, the number of shares constituting any series and the designation of such series.
Board of Directors; No Cumulative Voting.
     Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year. This provision, along with the provision authorizing the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a shareholder from removing incumbent directors and gaining control of the board of directors by filling vacancies created by the removal with its own nominees.
     Our shareholders have no cumulative voting rights. The absence of cumulative voting rights means that our shareholders representing a plurality of our shares will be able to elect the entire board of directors and the remaining shareholders representing a minority of our shares will not be able to elect any directors.
Advance Notice Provisions.
     Our amended and restated charter establishes advance notice requirements for shareholder proposals and the nomination (other than by or at the direction of our board of directors or one of its committees) of candidates for election as directors. The advance notice requirements provide that for shareholder business or a shareholder proposal to be brought before a meeting, the shareholder must give notice of the business or proposal in writing no less than 40 and not more than 60 days prior to the meeting, except that if notice or public disclosure of the meeting is effected fewer than 50 days before the meeting, such written notice must be delivered to the corporate secretary not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.
Authorized but Unissued Shares.
     The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it harder or discourage an attempt to obtain control of us by a proxy contest, tender offer, merger or otherwise.
Tennessee Business Combination Act.
     The TBCA provides that an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting securities in a Tennessee corporation) cannot engage in a business combination with that corporation unless the transaction takes place at least five years after the interested shareholder first becomes an interested shareholder, and unless either the transaction (a) is approved by at least two-thirds of the shares of the corporation not beneficially owned by an interested shareholder or (b)

satisfies certain fairness conditions specified in the TBCA relating to the price to be paid to the non-interested shareholders in such transactions.
     These provisions apply to Tennessee corporations unless one of two events occurs. A business combination with an entity can proceed without the five-year moratorium if the business combination or transaction resulting in the shareholder becoming an interested shareholder is approved by the target corporation’s board of directors before that entity becomes an interested shareholder. Alternatively, the corporation may enact an amendment to its charter or bylaws to remove itself entirely from the TBCA. This amendment must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote and may not take effect for at least two years after the vote.
     Our amended and restated charter contains a provision that is substantially similar to the TBCA. Under our amended and restated charter, a business combination (as described therein) must be approved by the affirmative vote of at least 80% of the outstanding shares of voting stock and the affirmative vote of a majority of the outstanding shares of voting stock not including the voting stock beneficially owned by an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting stock of us). This increased vote, however, is not required if the business combination is approved by a majority of the disinterested directors or if the business combination meets certain conditions specified in the amended and restated charter. The amended and restated charter also provides that this provision shall not be amended or repealed unless approved by both the affirmative vote of at least 80% of the outstanding shares of voting stock and the affirmative vote of a majority of the outstanding shares of voting stock not including shares beneficially owned by the interested shareholder.
Tennessee Control Share Acquisition Act.
     The Tennessee Control Share Acquisition Act takes away the voting rights of a purchaser’s shares any time an acquisition of shares in a Tennessee corporation brings the purchaser’s voting power to 20%, 33-1/3%, or more than 50% of all voting power in such corporation. The purchaser’s voting rights can be maintained or re-established only by a majority vote of all the shares entitled to vote generally with respect to the election of directors other than those shares owned by the acquirer and the officers and inside directors of the corporation.
     The Tennessee Control Share Acquisition Act applies only to a corporation that has adopted a provision in its charter or bylaws declaring that the Tennessee Control Share Acquisition Act will apply.
     Our amended and restated charter has adopted such a provision, and, therefore, we are subject to such act.
Tennessee Greenmail Act.
     The Tennessee Greenmail Act prohibits a Tennessee corporation whose stock is registered or traded on a national securities exchange or registered with the Securities and Exchange Commission, from purchasing, directly or indirectly, any of its shares at a price above the market value of the shares from any person who holds more than 3% of the class of securities to be purchased if such person has held the shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class. Under the Tennessee Greenmail Act, the market value of the shares is defined as the average of the highest and lowest closing market price for the shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of the shares has commenced a tender offer or announced an intention to seek control of the corporation.

     Our common stock is traded on the Nasdaq Global Select Market and, therefore, is subject to such act.
Limitation on Liability and Indemnification of Officers and Directors.
     Our amended and restated bylaws provide that we shall indemnify each of our present and future directors and officers, or any person who may have served at our request as a director or officer of another company (and, in either case, his heirs, executors and administrators) to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted unless otherwise prohibited by federal law or regulations.
     Our amended and restated charter provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ours or is or was serving at our request us as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by us to the fullest extent authorized by Tennessee law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification conferred by our amended and restated charter continues as to an indemnitee who has ceased to be a director or officer and inures to the benefit of the indemnitee’s heirs, executors and administrators. However, the right to indemnification conferred by our amended and restated charter does not extend to any proceeding (or part thereof) initiated by such indemnitee unless the proceeding (or part thereof) was authorized by our board of directors. The right to indemnification conferred in our amended and restated charter includes the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition if the following conditions are satisfied:
(i)	an undertaking is delivered to us, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses;

(ii)	delivery to us by the indemnitee of a written affirmation by the indemnitee (a) of his good faith belief that he has conducted himself in good faith, (b) that he reasonably believed, in the case of his official capacity with us, that his conduct was in our best interest, (c) that he reasonably believed, in all other cases, that his conduct was at least not opposed to our best interest, and (d) that, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and

(iii)	a determination is made that the facts then known to those making the determination would not preclude indemnification under Tennessee law.
     Our amended and restated charter also provides that we may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of us to the fullest extent of the provisions of our amended and restated charter with respect to the indemnification and advancement of expenses of directors and officers.

     Our amended and restated charter eliminates, with exceptions, the potential personal liability of a director for monetary damages to us and our shareholders for breach of a duty as a director. There is, however, no elimination of liability for:
•	a breach of the director’s duty of loyalty to us or our shareholders;

•	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the TBCA.
     The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director of officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.
Item 9.01.      Financial Statements and Exhibits.
     (d)     Exhibits
3.1	Amended and Restated Charter of Green Bankshares, Inc. (Restated for SEC filing purposes only)

3.2	Amended and Restated Bylaws of Green Bankshares, Inc. (Restated for SEC filing purposes only) (1)

4.1	Specimen of Common Stock Certificate (2)

4.2	See Exhibits 3.1 and 3.2 for provisions of the Charter and Bylaws defining rights of holders of Common Stock and Fixed Rate Cumulative Perpetual Preferred Stock, Series A

(1)	The Company hereby incorporates by reference to the Company’s Current Report on Form 8-K filed on November 20, 2007.

(2)	The Company hereby incorporates be reference to the Company’s Registration Statement on Form S-3, as amended (File No. 333-127120).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

	By:	/s/ R. Stan Puckett

	Name:	R. Stan Puckett
	Title:	Chairman and Chief Executive Officer

Date: January 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Charter of Green Bankshares, Inc. (Restated for SEC filing purposes only)

3.2	Amended and Restated Bylaws of Green Bankshares, Inc. (Restated for SEC filing purposes only) (1)

4.1	Specimen of Common Stock Certificate (2)

4.2	See Exhibits 3.1 and 3.2 for provisions of the Charter and Bylaws defining rights of holders of Common Stock and Fixed Rate Cumulative Perpetual Preferred Stock, Series A

(1)	The Company hereby incorporates by reference to the Company’s Current Report on Form 8-K filed on November 20, 2007.

(2)	The Company hereby incorporates be reference to the Company’s Registration Statement on Form S-3, as amended (File No. 333-127120).